Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
August 27, 2019	TRADED: Nasdaq

LANCASTER COLONY REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
WESTERVILLE, Ohio, August 27 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the fourth quarter and fiscal year ended June 30, 2019. Highlights are as follows:
Fourth Quarter Results

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Consolidated net sales increased 5.0% to a fourth quarter record $323.7 million versus $308.2 million last year. Excluding net sales attributed to Bantam Bagels and Omni Baking Company, both of which were acquired during our fiscal second quarter, consolidated net sales increased 1.3%.

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Retail net sales declined 1.4% to $154.5 million. Excluding the incremental contribution from Bantam Bagels, Retail net sales declined 2.2%. Reduced sales volumes were driven by declines in flatbread wraps, refrigerated dips and the ongoing impact of our decision to selectively exit some low-margin private-label business. Partial offsets to the sales decline included volume gains for our frozen dinner rolls which benefited from this year’s later Easter holiday and continued growth for shelf-stable dressings and sauces sold under license agreements along with improved net price realization.

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Foodservice net sales grew 11.7% to $169.1 million. Excluding the impact from the Bantam Bagels and Omni Baking acquisitions, Foodservice net sales increased 4.8%. The segment’s 4.8% gain in organic net sales follows the strong growth of 11.6% achieved in last year’s fourth quarter. Higher Foodservice sales resulted from volume gains throughout the segment including national chain restaurant accounts, branded products and frozen pasta products. The incremental net sales from the Bantam Bagels and Omni Baking acquisitions totaled $2.8 million and $7.7 million, respectively. The sales for Omni Baking are attributed to a temporary supply agreement that is expected to end no later than November 2020.

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Consolidated gross profit improved $2.0 million to $78.2 million driven by the increased sales volumes in Foodservice, lean six sigma program cost savings in transportation, manufacturing and procurement, and improved net price realization in Retail. Gross profit was unfavorably impacted by costs attributed to the Omni Baking operations in addition to investments to support expanding retail distribution of Bantam Bagels.

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SG&A expenses increased $7.0 million including $1.8 million in spend for our ERP initiative, increased investments in personnel, incremental costs attributed to Bantam Bagels and startup costs for our newly-opened innovation center.

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The change in contingent consideration includes the favorable impact of a $7.4 million non-cash reduction to the fair value of the acquisition-related contingent consideration for Angelic Bakehouse as of June 30, 2019. The $7.4 million adjustment was partially offset by a $0.7 million increase in the fair value of the acquisition-related contingent consideration for Bantam Bagels.

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The restructuring and impairment charge of $1.6 million is the result of our decision to close our frozen bread facility in Saraland, Alabama. Production at that facility ceased in mid-July and was subsequently moved to other facilities within the company’s manufacturing network.

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Consolidated operating income increased $0.6 million to $43.3 million as influenced by the factors referenced above. Retail segment operating income increased $2.4 million to $32.3 million including the favorable impact of the $7.4 million non-cash change in contingent consideration for Angelic Bakehouse. Retail segment operating income was unfavorably impacted by the lower sales volumes, ongoing costs for the Omni Baking operations and higher levels of trade spending and coupon expenses, some of which were targeted towards expanded retail distribution for Bantam Bagels. Foodservice segment operating income increased $2.4 million to $18.4 million as the segment benefited from the higher sales volumes and cost savings generated by our lean six sigma program, partially offset by incremental costs attributed to Omni Baking.

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Net income totaled $33.0 million, or $1.20 per diluted share, compared to $32.4 million, or $1.18 per diluted share last year. In the current-year quarter, the change in contingent consideration for Angelic Bakehouse increased net income by $5.7 million or $.21 per diluted share while spend for the ERP initiative decreased net income by $1.4 million or $.05 per diluted share and the restructuring and impairment charge reduced net income by $1.3 million or $.05 per diluted share.

•	The regular quarterly cash dividend paid on June 28, 2019 was maintained at the higher amount of $.65 per share set in November 2018.
Fiscal Year Results

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Consolidated net sales increased 6.9% to a fiscal year record $1,308 million versus $1,223 million last year. Excluding net sales attributed to the acquisitions of Bantam Bagels and Omni Baking, consolidated net sales increased 4.5%.

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Retail net sales increased 1.0% to $656.6 million. Excluding the incremental sales from Bantam Bagels, Retail net sales improved 0.5% as influenced by volume gains for shelf-stable dressings and sauces sold under license agreements, improved net price realization and lower coupon expense. Notable offsets to Retail sales growth included volume declines in flatbread wraps and our decision to selectively exit some low-margin private-label business.

•	Foodservice net sales advanced 13.7% to $651.2 million. Excluding contributions of $7.3 million from Bantam Bagels and $19.4 million from Omni Baking, Foodservice net sales grew 9.1%. The sales for

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Omni Baking are attributed to a temporary supply agreement that is expected to end no later than November 2020. Consistent with the fiscal fourth quarter, organic sales growth for the fiscal year period was widespread throughout the segment with national chain restaurant accounts, branded products and frozen pasta products all contributing.

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Consolidated gross profit increased $22.7 million or 7.5% to $326.2 million driven by the increased sales volumes in Foodservice, cost savings from our lean six sigma program and improved net price realization. Gross profit was unfavorably impacted by incremental costs for the Omni Baking operations, investments to support expanding retail distribution of Bantam Bagels and higher warehousing costs.

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SG&A expenses increased $19.9 million to $149.8 million driven by increased investments in personnel and business initiatives to support future growth, including our ERP initiative, and the impact of our two acquisitions.

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The change in contingent consideration includes the favorable impact of a $17.1 million non-cash reduction to the fair value of the acquisition-related contingent consideration for Angelic Bakehouse. The $17.1 million adjustment was partially offset by a $0.9 million increase in the fair value of the acquisition-related contingent consideration for Bantam Bagels.

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Consolidated operating income increased $19.4 million to $190.9 million as influenced by the factors referenced above. Retail segment operating income increased $8.7 million to $135.1 million including the favorable impact of the $17.1 million non-cash change in contingent consideration for Angelic Bakehouse. Incremental costs for the Omni Baking operations, investments to strengthen the Retail leadership team and spending to support expanding distribution of Bantam Bagels were the notable offsets to the favorable $17.1 million fair value adjustment. Foodservice segment operating income improved $15.4 million to $73.8 million with the higher sales volumes, cost savings generated by our lean six sigma program and some inflationary pricing among the notable contributors.

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Net income totaled $150.5 million, or $5.46 per diluted share, compared to the prior-year amount of $135.3 million, or $4.92 per diluted share last year. In the current year, the change in contingent consideration for Angelic Bakehouse increased net income by $13.1 million or $.48 per diluted share while spend for the ERP initiative decreased net income by $1.4 million or $.05 per diluted share and the restructuring and impairment charge reduced net income by $1.3 million or $.05 per diluted share. In the prior year, the Tax Cuts and Jobs Act of 2017 resulted in a favorable one-time deferred tax benefit of $9.5 million or $0.35 per diluted share.

•	The regular quarterly cash dividend was increased for the 56th consecutive year.

•	The company's balance sheet remained strong, with no debt outstanding and over $196 million in cash and equivalents as of June 30, 2019.

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Fiscal 2019 Commentary
CEO David A. Ciesinski stated, “We were pleased to report record net sales for fiscal 2019 driven by strong organic growth in our Foodservice segment and the two acquisitions we completed in our fiscal second quarter. Our supply chain team completed another successful year of reducing costs and improving operational efficiencies. Specific examples include numerous end-of-line automation projects, the launch of our new transportation management system, improved material yield and process controls, and tactical procurement initiatives including should-cost modeling and more extensive competitive bidding. The recent closure of one of our frozen bread facilities will also result in a better-optimized manufacturing footprint going forward.”
“While the financial results for our Retail segment did not meet our expectations this past year, I am confident that the leadership changes and other strategic initiatives completed in fiscal 2019, including our new innovation center, have positioned the Retail segment for improved performance going forward.”
Fiscal 2020 Outlook
Mr. Ciesinski continued, “Looking ahead to fiscal 2020, Retail sales will benefit from new product introductions planned for launch throughout the year, including our New York BRAND Bakery® 3-Cheese Cheese Sticks and Sister Schubert’s® sweet rolls in a variety of new flavors including Pumpkin Spice and Lemon Blueberry. Our Marzetti® refrigerated dip lineup will also be reformulated to offer new great-tasting dips with fewer preservatives. We also anticipate continued growth from shelf-stable dressings and sauces sold under license agreements in addition to incremental sales from the Bantam Bagels acquisition. In the Foodservice segment, we will maintain our focus on strengthening customer relationships through our culinary expertise in the preparation of custom-formulated dressings and dipping sauces, frozen breads and rolls, and frozen pasta while leveraging the added benefits of our new innovation center. Based on our current assessment, following a year in which overall commodity costs were generally flat, we anticipate an uptick in commodity costs for fiscal 2020. Pricing initiatives, in addition to ongoing savings from our lean six sigma program and other cost-out projects planned by our supply chain team, will help to offset these increased costs.”
“In the coming year, we will also continue to invest in our business for the long term as we complete a significant capacity expansion project for our Sister Schubert’s frozen dinner roll facility in Horse Cave, Kentucky. Our ERP initiative is another forward-looking commitment aimed to better position us for growth and operational improvements well into the future.”
Conference Call on the Web
The company’s fourth quarter and fiscal year-end conference call is scheduled for this morning, August 27, at 10:00 a.m. ET. You may access a live webcast of the call through a link on the company’s Internet home page at www.lancastercolony.com. A replay of the webcast will also be made available on the company website.
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About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-
looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the ability to successfully grow recently acquired businesses;

•	the extent to which recent and future business acquisitions are completed and acceptably integrated;

•	difficulties in designing and implementing our new enterprise resource planning system;

•	cyber-security incidents, information technology disruptions, and data breaches;

•	price and product competition;

•	the reaction of customers or consumers to price increases we may implement;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	fluctuations in the cost and availability of ingredients and packaging;

•	the impact of customer store brands on our branded retail volumes;

•	dependence on contract manufacturers, distributors and freight transporters;

•	the success and cost of new product development efforts;

•	dependence on key personnel and changes in key personnel;

•	the effect of consolidation of customers within key market channels;

•	the lack of market acceptance of new products;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	the potential for loss of larger programs or key customer relationships;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	maintenance of competitive position with respect to other manufacturers;

•	changes in estimates in critical accounting judgments;

•	the impact of any regulatory matters affecting our food business, including any required labeling changes and their impact on consumer demand;

•	the outcome of any litigation or arbitration;

•	efficiencies in plant operations;

•	stability of labor relations;

•	adequate supply of skilled labor;

•	the impact, if any, of certain contingent liabilities associated with our withdrawal from a multiemployer pension plan;

•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs; and

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risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

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Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.
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FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Net sales	$323,670	$308,170	$1,307,787	$1,222,925
Cost of sales	245,460	231,989	981,589	919,419
Gross profit	78,210	76,181	326,198	303,506
Selling, general & administrative expenses	39,909	32,901	149,811	129,906
Change in contingent consideration	(6,663)	538	(16,180)	2,052
Restructuring and impairment charges	1,643	—	1,643	—
Operating income	43,321	42,742	190,924	171,548
Other, net	936	1,060	4,618	2,655
Income before income taxes	44,257	43,802	195,542	174,203
Taxes based on income	11,247	11,415	44,993	38,889
Net income	$33,010	$32,387	$150,549	$135,314

Net income per common share: (a)
Basic	$1.20	$1.18	$5.48	$4.93
Diluted	$1.20	$1.18	$5.46	$4.92

Cash dividends per common share	$0.65	$0.60	$2.55	$2.35

Weighted average common shares outstanding:
Basic	27,444	27,416	27,438	27,403
Diluted	27,520	27,467	27,537	27,459

(a)Based on the weighted average number of shares outstanding during each period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
NET SALES
Retail	$154,533	$156,793	$656,621	$650,234
Foodservice	169,137	151,377	651,166	572,691
Total Net Sales	$323,670	$308,170	$1,307,787	$1,222,925

OPERATING INCOME
Retail	$32,278	$29,889	$135,093	$126,400
Foodservice	18,438	16,042	73,828	58,440
Restructuring and Impairment Charges	(1,643)	—	(1,643)	—
Corporate Expenses	(5,752)	(3,189)	(16,354)	(13,292)
Total Operating Income	$43,321	$42,742	$190,924	$171,548

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2019	June 30, 2018
ASSETS
Current assets:
Cash and equivalents	$196,288	$205,752
Receivables	75,691	72,960
Inventories	86,072	90,861
Other current assets	10,518	9,304
Total current assets	368,569	378,877
Net property, plant and equipment	247,044	190,813
Other assets	289,786	234,801
Total assets	$905,399	$804,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,670	$57,978
Accrued liabilities	43,036	35,789
Total current liabilities	119,706	93,767
Other noncurrent liabilities and deferred income taxes	58,820	58,442
Shareholders’ equity	726,873	652,282
Total liabilities and shareholders’ equity	$905,399	$804,491
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